UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019 (May 9, 2019)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NLNK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting of Stockholders of NewLink Genetics Corporation (the "Company") was held on May 9, 2019, for the following purposes:

•
To elect the nominees for director, Matthew L. Sherman, M.D. and Nicholas N. Vahanian, M.D., nominated by the Board of Directors of the Company (the "Board"), to serve until the 2022 Annual Meeting of Stockholders;

•
To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's definitive proxy statement, filed with the Securities and Exchange Commission on April 5, 2019 (the "Proxy Statement");

•	To amend the Company's 2009 Equity Incentive Plan to, among other things, extend the term of the 2009 Equity Incentive Plan;

•
To approve a stock option exchange program, pursuant to which employees and directors may exchange eligible stock options for new stock options with an exercise price equal to the fair market value of the Company's common stock at the time of the exchange;

•	To approve stock options grants to Chief Executive Officer Charles J. Link, Jr., M.D. and President Nicholas N. Vahanian, M.D.; and

•	To ratify the selection by the Audit Committee of the Board of KPMG, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019.

At the meeting, the stockholders of the Company:

•	elected Matthew L. Sherman, M.D. and Nicholas N. Vahanian, M.D. as directors of the Company;

•	approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers, as set forth in the Proxy Statement;

•	approved the amendment to the Company's 2009 Equity Incentive Plan as disclosed in the Proxy Statement:

•	approved the stock option exchange program as disclosed in the Proxy Statement;

•	approved the stock option grants to the Chief Executive Officer and President as disclosed in the Proxy Statement; and

•	ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2019.

The final voting results on each of the matters submitted to a vote of stockholders at the 2019 Annual Meeting are as follows:

	Election of Directors	For	Withheld	Broker Non-Votes
1.	Matthew L. Sherman, M.D.	16,595,714	509,411	13,759,765
	Nicholas N. Vahanian, M.D.	16,215,178	889,947	13,759,765

		For	Against	Abstentions	Broker Non-Votes
2.	Approval, on an advisory basis, of the compensation of the Company's named executive officers	15,710,870	1,334,963	59,292	13,759,765

		For	Against	Abstentions	Broker Non-Votes
3.	Amendment to the Company's 2009 Equity Incentive Plan*	11,298,637	5,645,718	50,178	13,759,765

* Approval for this Proposal #3 required the approval of a majority of the total votes of shares of NewLink common stock cast that were not owned, beneficial or of record, by the Company's non-employee directors as of March 28, 2019 (the "Record Date”), in the interest of obtaining a disinterested vote of the Company’s stockholders. Accordingly, the total number of shares owned, beneficially or of record, by the Company’s non-employee directors as of the Record Date has been deducted from the “For” voting result on the proposal shown above.

		For	Against	Abstentions	Broker Non-Votes
4.	Approval of a stock option exchange program**	10,674,607	5,620,211	30,100	14,201,801

** Approval for this Proposal #4 required the approval of a majority of the total votes of shares of NewLink common stock cast that were not owned, beneficially or of record, by the Company’s employees and directors as of the Record Date. As part of the vote on this proposal, the Company’s stockholders were asked to confirm if they were an employee or director of the Company as of the Record Date. If a stockholder confirmed that they were an employee or director of the Company as of the Record Date, such votes were not voted on Proposal #4 in the interest of obtaining a disinterested vote of the Company’s stockholders. Accordingly, all voting results on this proposal shown above exclude the shares owned, directly or indirectly, by the Company’s employees and non-employee directors as of the Record Date based on the confirmation of such voting stockholders.

		For	Against	Abstentions	Broker Non-Votes
5.	Approval of stock option grants to the Chief Executive Officer and President***	10,859,695	5,883,047	362,383	13,759,765

*** Approval for this Proposal #5 required the approval of a majority of the total votes of shares of NewLink common stock cast that were not owned, beneficially or of record, by Dr. Charles J. Link, Jr. and Dr. Nicholas N. Vahanian as of the Record Date, in the interest of obtaining a disinterested vote of our stockholders. Accordingly, the total number of shares owned, beneficially or of record, by Drs. Link and Vahanian as of the Record Date has been deducted from the “For” voting result on the proposal shown above.

		For	Against	Abstentions
6.	Ratification of KPMG LLP as independent registered public accounting firm for the Company's fiscal year ending December 31, 2019	30,267,560	532,277	65,053

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    May 15, 2019

NewLink Genetics Corporation

By:	/s/ Carl W. Langren
Carl W. Langren
Its:	Chief Financial Officer